Exhibit 3

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SoOUM CORP.

The following Amended and Restated Articles of Incorporation supersede the previous Articles of Incorporation as amended of SoOum Corp. and they shall be the current Articles of Incorporation of the Corporation:

ARTICLE

Name

The name of this Corporation shall be SoOum, Corp.

ARTICLE

Registered Office

The location and address of this Corporation’s registered office in this state shall be 4800 Quebec Avenue North, Minneapolis, Minnesota 55428.

ARTICLE

A.   Authorized Capital

The total authorized number of shares of this corporation is Twenty Billion (20,000,000,000) shares of common stock with a par value of $.0001 per share and Two Hundred Million (200,000,000) shares of preferred stock with a par value of $.0001 per share.  The Board of Directors has the authority to establish more than one class or series of shares and to set the relative rights and preferences of any such different class or series.

B.  Common Shares

Section 1.

General.

The voting, dividend and liquidation rights of the holders of the Common Shares are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Shares set forth herein.

Section 2.

Voting.

The holders of the Common Shares are entitled to one vote for each Common Share held at all meetings of shareholders (and written consents in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Shares, as such, shall not be entitled to vote on any amendment to these Articles of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Shares if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation or pursuant to the Minnesota Business Corporation Act.  There shall be no cumulative voting.

C.        Series A Preferred Shares

The Series A Preferred Shares shall have the following rights, preferences, powers, privileges, restrictions, qualifications and limitations:

Section 1.

Designation, Amount and Par Value.

This series of preferred stock shall be designated as this Corporation’s Series A Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 25,000,000   Each share of Series A Preferred Stock shall have a par value of $.0001 per share and a stated value equal to $.0001.

Section 2.

Dividends.

The Holders of outstanding Series A Preferred Stock shall not be entitled to participate in any dividends declared on the Corporation’s common stock.

Section 3.

Voting Rights.

In addition to voting as a class as to all matters that require class voting under the Minnesota Business Corporation Act, the holders of the Series A Preferred Stock shall vote on all matters with the holders of the Common Stock (and not as a separate class) on one hundred votes per share (100:1) basis.  The holders of the Preferred Stock shall be entitled to receive all notices relating to voting as are required to be given to the holders of the Common Stock.

Section 4.

Rank.

The Series A Preferred Stock shall, with respect to the rights on liquidation, rank equivalent to all classes of the common stock, $.0001 par value per share.

Section 5.

Redemption.

Shares of Series A Preferred Stock may not be redeemed by the Corporation absent the consent of the holder thereof.

Section 6.

Conversion.

(a)

Each share of Series A Preferred Stock shall be convertible, without any payment of additional consideration by the holder thereof and at the option of the holder thereof, at any time after the Series A Issue Date at the conversion ratio of one (1) share of Series A Preferred Stock for ten (10) share of Common Stock.

(b)

The Conversion Ratio shall be subject to adjustment in accordance with the following:

i.

In case the Corporation shall have at any time or from time to time after the Series A Issue Date, paid a dividend, or made a distribution, on the outstanding shares of Common Stock in shares of Common Stock, subdivided the outstanding shares of Common Stock, combined the outstanding shares of Common Stock into a smaller number of shares of issued by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and with respect to each such case, the Conversion Ratio shall be adjusted so that the holder of any shares of Series A Preferred Stock shall be entitled to receive upon conversion the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive immediately prior to such events or the record date therefor, whichever is earlier, assuming the Series A Preferred Stock had been converted into Common Stock, it being the intention of the foregoing, to provide the holders of Series A Preferred Stock with the same benefits and securities as such holders would have received as holders of Common Stock if the Series A Preferred Stock had been converted into Common Stock at the Conversion Ratio on the Series A Issue Date and such holders had continued to hold such Common Stock.

ii.

In case the Corporation shall at any time or from time to time after the Series A Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or spin-off), on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (i) of the paragraph, then the holders of the Series A Preferred Stock shall be entitled to receive upon conversion their pro rata share of any such dividend or other distribution on an as converted basis; provided, however, that any plan or declaration of a dividend or distribution shall not have been abandoned or rescinded.

iii.

If the Corporation shall be a party to any transaction including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation’s assets or a reorganization, reclassification or recapitalization of the capital stock, (such actions being referredt o as a “Transaction), in each case, as a result of which shares of Common Stock are converted into the right to receive stock securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions set forth in this Subsection, with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Subsection shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. The Corporation shall not effect any Transaction (other than a consolidation or merger in which the Corporation is the continuing corporation) unless prior to or simultaneously with the consummation thereof the Corporation, or the successor corporation or purchaser, as the case may be, shall provide in its charter document that each share of Series A Preferred Stock shall be converted into such shares of stock, securities or property as, in accordance with the foregoing provisions, each such holder is entitled to receive.  The provisions of this paragraph shall similarly apply to successive Transactions.

(c)

The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

(d)

In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution at least ten (10) day prior to such record date.

(e)

The Corporation shall, at or prior to the time of any conversion, taken any and all action necessary to increase its authorized, but unissued Common Stock and to reserve and keep available out of its authorized, but unissued Common Stock, such number of shares of Common Stock as shall, from time to time, be sufficient to effect conversion of the Series A Preferred Stock.

D.

Series B Preferred Shares

This "Series B Preferred Shares" shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

Section 1.

Designation. Amount and Par value.

This series of preferred stock shall be designated as its Series B Preferred Stock and the number of shares so designated shall be up to 10,000,000. Each share of Series B Preferred Stock shall have a par value of $.0001 per share and a stated value equal to $.0001.

Section 2.

Dividends.

The Holders of Series B Preferred Stock shall be entitled to participate in any dividends declared on the Corporation's common stock on the basis that one share of series B Preferred Stock shall receive dividends equivalent to 1,000 shares of common stock.

Section 3.

Voting Rights.

In addition to voting as a class as to all matters that require class voting under the Minnesota Business Corporation Act, the holders of the Series B Preferred Stock shall vote on all matters with the holders of the Common Stock (and not as a separate class) on a one thousand votes per share (1,000: 1) basis. The holders of the Series B Preferred Stock shall be entitled to receive all notices relating to voting as are required to be given to the holders of the Common Stock.

Section 4.

Rank.

The Series B Preferred Stock shall, with respect to rights on liquidation, rank equivalent to all classes of the common stock, $.0001 par value per share of the Corporation.

Section 5.

Redemption.

Shares of Series B Preferred Stock may not be redeemed by the Corporation absent the consent of the holder thereof.

Section 6.

Conversion.

(a) Each share-of Series B Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the Series B Preferred Stock Issue Date at the conversion ratio of one (1) share of Series B Preferred Stock for one thousand (1000) shares of Common Stock.

(b) The Conversion Ratio shall be subject to adjustment in accordance with the following:

i.

In case the Corporation shall have at any time or from time to time after the Series B Issue Date, paid a dividend, or made a distribution, on the outstanding shares of Common Stock in shares of Common Stock, subdivided the outstanding shares of Common Stock, combined the outstanding shares of Common Stock into a smaller number of shares of issued by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and with respect to each such case, the Conversion Ratio shall be adjusted so that the holder of any shares of Series B Preferred Stock shall be entitled to receive upon conversion the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive immediately prior to such events or the record date therefor, whichever is earlier, assuming the Series B Preferred Stock had been converted into Common Stock, it being the intention of the foregoing, to provide the holders of Series B Preferred Stock with the same benefits and securities as such holders would have received as holders of Common Stock if the Series B Preferred Stock had been converted into Common Stock at the Conversion Ratio on the Series B Issue Date and such holders had continued to hold such Common Stock.

ii.

In case the Corporation shall at any time or from time to time after the Series B Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or spinoff), on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph, then the holders of the Series B Preferred Stock shall be entitled to receive upon conversion their pro rata share of any such dividend or other distribution on an as converted basis; provided, however, that any plan or declaration of a dividend or distribution shall not have been abandoned or rescinded.

iii.

If the Corporation shall be a party to any transaction including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or a reorganization, reclassification or recapitalization of the capital stock of (such action being referred to as a "Transaction"), in each case, as a result of which shares of Common Stock are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions set forth in this Subsection, with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Subsection shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock. The Corporation shall not effect any Transaction (other than a consolidation or merger in which the Corporation is the continuing corporation) unless prior to or simultaneously with the consummation thereof the Corporation, or the successor corporation or purchaser, as the case may be, shall provide in its charter document that each share of Series B Preferred Stock shall be converted into such shares of stock, securities or property as, in accordance with the foregoing provisions, each such holder is entitled to receive. The provisions of this paragraph shall similarly apply to successive Transactions.

(c) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section D and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

(d) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Series B Preferred Stock a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution at least ten (10) days prior to such record date.

(e) The Corporation shall, at or prior to the time of any conversion, take any and all action necessary to increase its authorized, but unissued Common Stock and to reserve and keep available out of its authorized, but unissued Common Stock, such number of shares of Common Stock as shall, from time to time be sufficient to effect conversion of the Series B Preferred Stock.

E.

Series C Preferred Shares

The “Series C Preferred Shares” shall have all the following rights, preferences, powers, privileges, and restrictions, qualifications and limitations:

Section 1.

Designation. Amount and Par value.

This series of preferred stock shall be designated as the Corporation’s Series C Preferred Stock and the number of shares so designated shall be up to 10,000,000. Each share of Series C Preferred Stock shall have a par value of $.0001 per share and a stated value equal to $.0001.

Section 2.

Dividends.

The Holders of Series C Preferred Stock shall be entitled to participate in any dividends declared on the Corporation's common stock on the basis that one share of Series C Preferred Stock shall receive dividends equivalent to 10,000 shares of common stock.

Section 3.

Voting Rights.

In addition to voting as a class as to all matters that require class voting under the Minnesota Business Corporation Act, the holders of the Series C Preferred Stock shall vote on all matters with the holders of the Common Stock (and not as a separate class) on a ten thousand votes per share (10,000: 1) basis. The holders of the Series C Preferred Stock shall be entitled to receive all notices relating to voting as are required to be given to the holders of the Common Stock.

Section 4.

Rank.

The Series C Preferred Stock shall, with respect to rights on liquidation, rank equivalent to all classes of the common stock, $.0001 par value per share (collectively, the "Common Stock" or "Common Shares"), of the Corporation.

Section 5.

Redemption.

Shares of Series C Preferred Stock may not be redeemed by the Corporation absent the consent of the holder thereof.

Section 6.

Conversion.

(a)  Each share-of Series C Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the Series C Issue Date at the conversion ratio of one (1) share of Series C Preferred Stock for ten thousand (10,000) shares of Common Stock.

(b) The Conversion Ratio shall be subject to adjustment in accordance with the following:

i.

In case the Corporation shall have at any time or from time to time after the Series C Issue Date, paid a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, subdivided the outstanding shares of Common Stock, combined the outstanding shares of Common Stock into a smaller number of shares of issued by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and with respect to each such case, the Conversion Ratio shall be adjusted so that the holder of any shares of Series C Preferred Stock shall be entitled to receive upon conversion the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive immediately prior to such events or the record date therefor, whichever is earlier, assuming the Series C Preferred Stock had been converted into Common Stock, it being the intention of the foregoing, to provide the holders of Series C Preferred Stock the same benefits and securities as such holders would have received as holders of Common Stock if the Series C Preferred Stock had been converted into Common Stock at the Conversion Ratio on the Series C Issue Date and such holders had continued to hold such Common Stock.

ii.

In case the Corporation shall at any time or from time to time after the Series C Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or spinoff), on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph, then the holders of the Series C Preferred Stock shall be entitled to receive upon conversion their pro rata share of any such dividend or other distribution on an as converted basis; provided, however, that any plan or declaration of a dividend or distribution shall not have been abandoned or rescinded.

iii.

If the Corporation shall be a party to any transaction including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or a reorganization, reclassification or recapitalization of the capital stock, (such actions being referred to as a "Transaction"), in each case, as a result of which shares of Common Stock are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series C Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series C Preferred Stock would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions set forth in this Subsection, with respect to the rights and interest thereafter of the holders of the Series C Preferred Stock, to the end that the provisions set forth in this Subsection shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred Stock. The Corporation shall not affect any Transaction (other than a consolidation or merger in which the Corporation is the continuing corporation) unless prior to or simultaneously with the consummation thereof the Corporation, or the successor corporation or purchaser, as the case may be, shall provide in its charter document that each share of Series C Preferred Stock shall be converted into such shares of stock, securities or property as, in accordance with the foregoing provisions each such holder is entitled to receive. The provisions of this paragraph shall similarly apply to successive Transactions.

(c) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section E and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against impairment.

(d) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Series C Preferred Stock a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution at least ten (10) days prior to such record date.

(e) The Corporation shall, at or prior to the time of any conversion, take any and all action necessary to increase its authorized, but unissued Common Stock and to reserve and keep available out of its authorized, but unissued Common Stock, such number of shares of Common Stock as shall, from time to time be sufficient to effect conversion of the Series C Preferred Stock.

F.

Series D Preferred Shares

The “Series D Preferred Shares” shall have all the following rights, preferences, powers, privileges, and restrictions, qualifications and limitations:

Section 1.

Designation. Amount and Par value.

This series of preferred stock shall be designated as the Corporation’s Series D Preferred Stock and the number of shares so designated shall be up to 10,000,000. Each share of Series D Preferred Stock shall have a par value of $.0001 per share and a stated value equal to $.0001.

Section 2.

Dividends.

The Holders of Series D Preferred Stock shall be entitled to participate in any dividends declared on the Corporation's common stock on the basis that one share of Series D Preferred Stock shall receive dividends equivalent to 1,000 shares of common stock.

Section 3.

Voting Rights.

In addition to voting as a class as to all matters that require class voting under the Minnesota Business Corporation Act, the holders of the Series D Preferred Stock shall vote on all matters with the holders of the Common Stock (and not as a separate class) on a ten thousand votes per share (10,000: 1) basis. The holders of the Series D Preferred Stock shall be entitled to receive all notices relating to voting as are required to be given to the holders of the Common Stock.

Section 4.

Rank.

The Series D Preferred Stock shall, with respect to rights on liquidation, rank equivalent to all classes of the common stock, $.0001 par value per share (collectively, the "Common Stock" or "Common Shares"), of the Corporation.

Section 5.

Redemption.

Shares of Series D Preferred Stock may not be redeemed by the Corporation absent the consent of the holder of such shares.

Section 6.

Conversion.

(a)  Each share-of Series D Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the Series D Issue Date at the conversion ratio of one (1) share of Series D Preferred Stock for one thousand (1,000) shares of Common Stock.

(b) The Conversion Ratio shall be subject to adjustment in accordance with the following:

i.

In case the Corporation shall have at any time or from time to time after the Series D Issue Date, paid a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, subdivided the outstanding shares of Common Stock, combined the outstanding shares of Common Stock into a smaller number of shares of issued by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and with respect to each such case, the Conversion Ratio shall be adjusted so that the holder of any shares of Series D Preferred Stock shall be entitled to receive upon conversion the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive immediately prior to such events or the record date therefor, whichever is earlier, assuming the Series D Preferred Stock had been converted into Common Stock, it being the intention of the foregoing, to provide the holders of Series D Preferred Stock the same benefits and securities as such holders would have received as holders of Common Stock if the Series D Preferred Stock had been converted into Common Stock at the Conversion Ratio on the Series D Issue Date and such holders had continued to hold such Common Stock.

ii.

In case the Corporation shall at any time or from time to time after the Series D Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or spinoff), on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph, then the holders of the Series D Preferred Stock shall be entitled to receive upon conversion their pro rata share of any such dividend or other distribution on an as converted basis; provided, however, that any plan or declaration of a dividend or distribution shall not have been abandoned or rescinded.

iii.

If the Corporation shall be a party to any transaction including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or a reorganization, reclassification or recapitalization of the capital stock, (such actions being referred to as a "Transaction"), in each case, as a result of which shares of Common Stock are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series D Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series D Preferred Stock would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions set forth in this Subsection, with respect to the rights and interest thereafter of the holders of the Series D Preferred Stock, to the end that the provisions set forth in this Subsection shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series D Preferred Stock. The Corporation shall not effect any Transaction (other than a consolidation or merger in which the Corporation is the continuing corporation) unless prior to or simultaneously with the consummation thereof the Corporation, or the successor corporation or purchaser, as the case may be, shall provide in its charter document that each share of Series D Preferred Stock shall be converted into such shares of stock, securities or property as, in accordance with the foregoing provisions each such holder is entitled to receive. The provisions of this paragraph shall similarly apply to successive Transactions.

(c) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section F and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

(d) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Series D Preferred Stock a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution at least ten (10) days prior to such record date.

(e) The Corporation shall, at or prior to the time of any conversion, take any and all action necessary to increase its authorized, but unissued Common Stock and to reserve and keep available out of its authorized, but unissued Common Stock, such number of shares of Common Stock as shall, from time to time be sufficient to effect conversion of the Series C Preferred Stock.

G.

Reverse Split

“Reverse Split.  Simultaneously with the effective date of this Amendment (the “Effective Time”) each of one thousand (1,000) shares of the Company’s Common Stock, par value $.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of the holder thereof, be reclassified as and changed, pursuant to a reverse stock split (the “Reverse Split”), into one (1) share of the Company’s outstanding Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below.  Each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Common Stock (“Old Certificates,” whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company’s transfer agent for cancellation, a certificate or certificates (the “New Certificates,” whether one or more) representing the number of whole shares of the New Common Stock into and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof.  From and after the Effective Time each outstanding option to purchase common stock and each security or debt instrument convertible into common stock will automatically be adjusted so that the number of shares of common stock issuable upon their exercise or conversion shall be divided by 1,000 and corresponding adjustment will be made to the number of shares vested under each outstanding option and the exercise price or conversion shall be multiplied by 1,000, subject to rounding.  From and after the Effective Time, Old Certificates shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares.  No certificates or script representing fractional share interests in New Common Stock will be issued, and no cash payments will be made therefore.  In lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, the holder will receive one (1) whole share of the Company’s New Common Stock.  If more than one (1) Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered.  In the event that the Company’s transfer agent determines that a holder of Old Certificates has not surrendered all of his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that consideration for fractional shares for any one person shall not exceed the value of one (1) share of New Common Stock.  If any New Certificate is to be issued in a name other than in which the Old Certificate was issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the stock transfer tax stamps to the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock or transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that such taxes are not payable.  From and after the Effective Time, the amount of capital shall be represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified, until thereafter reduced or increased in accordance with applicable law.  All references elsewhere in the Articles of Incorporation, as amended, to the “Common Stock” shall, after the Effective Time, refer to the “New Common Stock.”  The filing of the Amendment shall not cause any change in the number of shares of any series of Preferred Stock that are issued and outstanding at the time the Amendment is filed.”

ARTICLE

Cumulative Voting Prohibition

Shareholders shall have no rights of cumulative voting.

ARTICLE V

Preemptive Rights Prohibition

Shareholders shall have no rights, preemptive or otherwise, Sections 302A, and 413 of the Minnesota Business Corporation Act (“MBCA”) (or similar provisions of future law) to acquire any part of any unissued shares or other securities of this Corporation or any rights to purchase shares or other securities of this Corporation before the Corporation may offer them to other persons.

ARTICLE VI

Limitation of Director Liability

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation’s stock under Section 02A.559 of the MBCA or on the sale of unregistered securities or securities fraud under Section 80A.23 of the MBCA; or (iv) liability for any transaction from which the director derived an improper personal benefit.  If MBCA Chapter 302A hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in additional to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by Chapter 302A of the MBCA, as amended.  Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII

Directors’ Action by Written Consent

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors are present.

ARTICLE VIII

Share Acquisition Act

The provisions of MBCA, Section 302A.671 (or similar provisions of future law) shall not apply to this Corporation.

ARTICLE IX

Amendments

The provisions of Article IX and X and the provisions of Section 3.2 and 3.11 of the Corporation’s bylaws may not be repealed or amended in any respect except by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Voting Stock (unless the proposed repeal or amendment has been expressly approved by a majority of all members of the Board of Directors in which case such a repeal or amendment shall be approved by the holders of a majority of the Voting Stock).  The term “Voting Stock” shall mean all outstanding shares of capital stock of the Corporation entitled to vote pursuant to the Minnesota Business Corporation Act.

ARTICLE X

Removal of Directors

Any one or all of the directors of the Corporation may be removed at any time, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Voting Stock (as defined in Article IX) (unless the proposed removal has been expressly approved by a majority of all members of the Board of Directors in which case such removal shall be approved by the holders of a majority of the Voting Stock).

ARTICLE XI

Shareholders Action by Written Consent

Action required or permitted to be taken by the shareholders of the Corporation pursuant to the provisions of the MBCA may be taken without a meeting of the shareholders by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote were present and voted.  Any such action shall be evidenced by one or more written consent or by authenticated electronic communication describing the action taken, signed by shareholders entitled to take action, and shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  The record date of any action taken by written consent shall be the date on which the first shareholder signs the consent.  No such consent shall be valid unless (A) the consenting shareholders have been furnished the same material that would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' rights as provided in the MBCA or (B) the written consent contains an express waiver of the right to receive the material otherwise required to be furnished.  Any shareholders who do not participate in the taking of any such action by written consent shall be given written notice of the action taken together with any materials required to be delivered pursuant to the MBCA.

ARTICLE XII

INDEMNIFICATION

The Corporation shall indemnify each person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under the MBCA or any successor law or laws of the State of Minnesota.  If any such indemnification is requested the Board of Directors shall cause a determination to be made (unless a court has ordered the indemnification) as to whether indemnification of the party requesting indemnification is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the MBCA.  Upon any such determination that such indemnification is proper, the Corporation shall make indemnification payments of liability, cost, payment or expense asserted against, or paid or incurred by such person in their capacity as a director, officer, employee or agent to the maximum extent permitted by said Code or laws.  The Corporation may, in advance of final disposition of an action, suit or proceeding, pay expenses incurred in defense thereof, consistent with the provisions of MBCA of said Code or laws.  The indemnification obligations of the Corporation set forth herein shall not be deemed exclusive of any other rights, with respect to indemnification or otherwise, to which any party may be entitled under any other provision of these Articles, the Corporation’s Bylaws or any resolution approved by the shareholders pursuant to the MBCA or any successor law or laws.

Certification

The undersigned Chief Executive Officer of SoOum Corp. hereby certifies that the foregoing Amended and Restated Articles of Incorporation have been adopted pursuant to Section 302A of the MBCA.

SoOUM CORP.

Date : February 21, 2017

By: /s/ William Westbrook

      William Westbrook

      Chief Executive Officer